    As filed with the Securities and Exchange Commission on March 30, 2000
                                                      Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ----------------
                                    Form S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ----------------
                         WESLEY JESSEN VISIONCARE, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                                36-4023739
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                Identification No.)

333 East Howard Avenue, Des Plaines, IL           60018-5903
(Address of Principal Executive Offices)          (Zip Code)
                               ----------------

        Wesley Jessen VisionCare, Inc. Stock Incentive Plan, as amended
                           (Full Title of the Plan)

                                 Kevin J. Ryan
                     President and Chief Executive Officer
                        Wesley Jessen VisionCare, Inc.
                            333 East Howard Avenue
                          Des Plaines, IL  60018-5903
                                (847) 294-3000
           (Name, address including zip code, and telephone number,
                  including area code, of Agent for Service)

                                   Copy to:
                                   -------

                                Dennis M. Myers
                               Kirkland & Ellis
                            200 East Randolph Drive
                            Chicago, Illinois 60601
                                (312) 861-2000

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
                                                 Proposed maximum     Proposed maximum     Amount of
Title of securities to be      Amount to be      offering price per  aggregate offering   registration
       registered               registered            share (1)            price              fee
------------------------------------------------------------------------------------------------------
Common Stock, par
 value $0.01 per share...  1,000,000 shares (2)        $33.81            $33,810,000         $8,926
------------------------------------------------------------------------------------------------------

(1) Computed pursuant to Rule 457(c) and Rule 457(h) solely for the purpose of determining the registration fee. Proposed maximum offering price represents the average high and low reported market prices of the Registrant's Common Stock on March 23, 2000 with respect to securities for which options have not been granted.

(2) This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to antidilution provisions contained in the Stock Incentive Plan.

================================================================================

                                EXPLANATORY NOTE

  This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 by Wesley Jessen VisionCare, Inc., a Delaware corporation (the "Registrant"), in order to register 1,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), which shares are in addition to those previously registered on a Registration Statement on Form S-8 (File No. 333-28835) filed with the Securities and Exchange Commission (the "Commission") on June 9, 1997, for issuance pursuant to Wesley Jessen VisionCare, Inc. Stock Incentive Plan, as amended. The Registrant incorporates herein by this reference the contents of such previously filed registration statement.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.  Interests of Named Experts and Counsel.

  Not applicable.

Item 8.  Exhibits.

  5.1 Opinion of Kirkland & Ellis with respect to the legality of the shares of the Common Stock being registered hereby.

  23.1  Consent of PricewaterhouseCoopers LLP.

  23.2  Consent of Kirkland & Ellis (included in opinion filed as Exhibit 5.1).

  24.1  Powers of Attorney (included in Part II of Registration Statement).

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 14, 2000.


                                           WESLEY JESSEN VISIONCARE, INC.


                                           By:      /s/ Kevin J. Ryan
                                              ----------------------------------
                                                        Kevin J. Ryan
                                           President and Chief Executive Officer


  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Kevin J. Ryan, Edward J. Kelley and Ronald J. Artale signing singly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                              *     *     *     *

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities and on the date indicated.

          Signature                           Capacity                       Date
          ---------                           --------                       ----
      /s/Kevin J. Ryan         President, Chief Executive Officer and   March 14, 2000
----------------------------   Director (principal executive officer)
         Kevin J. Ryan


     /s/Edward J. Kelley       Chief Financial Officer, Treasurer and   March 14, 2000
----------------------------   Director (principal financial officer)
        Edward J. Kelley


     /s/Ronald J. Artale       Vice President--Controller (principal    March 14, 2000
----------------------------   accounting officer)
        Ronald J. Artale

          Signature                           Capacity                       Date
          ---------                           --------                       ----
     /s/Adam W. Kirsch         Director                                 March 14, 2000
----------------------------
        Adam W. Kirsch

   /s/Stephen G. Pagliuca      Director                                 March 14, 2000
----------------------------
      Stephen G. Pagliuca

     /s/John W. Maki           Director                                 March 14, 2000
----------------------------
        John W. Maki

    /s/John J. O'Malley        Director                                 March 14, 2000
----------------------------
       John  J. O'Malley

       /s/Sol Levine           Director                                 March 14, 2000
----------------------------
          Sol Levine

   /s/Michael A. D'Amato       Director                                 March 14, 2000
----------------------------
      Michael A. D'Amato

                                 EXHIBIT INDEX
                                 -------------


Exhibit
No.           Description of Document
-------       -----------------------


 5.1 Opinion of Kirkland & Ellis with respect to the legality of the shares of the Common Stock being registered hereby.

23.1    Consent of PricewaterhouseCoopers LLP.

23.2    Consent of Kirkland & Ellis (included in opinion filed as Exhibit 5.1).

24.1    Powers of Attorney (included in Part II of Registration Statement).